
<ARTICLE> 5
<LEGEND>
Registrant is a limited partnership which invests in real estate and real estate joint ventures. In accordance with industry practice, its balance sheet is unclassified. For full information, refer to the accompanying unaudited financial statements.
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-END>                               MAR-31-1998
<CASH>                                       4,666,591
<SECURITIES>                                         0
<RECEIVABLES>                                        0
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                               4,674,503<F1>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<COMMON>                                             0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                   4,593,665<F2>
<TOTAL-LIABILITY-AND-EQUITY>                 4,674,503<F3>
<SALES>                                              0
<TOTAL-REVENUES>                               103,795<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                                40,042<F5>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                 63,753
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                             63,753
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    63,753
<EPS-PRIMARY>                                     0.78<F6>
<EPS-DILUTED>                                        0

<F1>In addition to cash, total assets include other assets of $7,912.
<F2>Represents partners' capital.
<F3>Liabilities include accounts payable and other liabilities of
$80,838.
<F4>Total revenue includes interest and other revenue.
<F5>Total expense includes general and administrative.
<F6>Represents net income per Unit of limited partnership interest.


